SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                           FORM 8-K
                        CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 5, 2008

                  PHOTOVOLTAIC SOLAR CELLS, INC.
        (Exact Name of Registrant as Specified in Charter)

          NEVADA                     000-52735               20-8753132
(State or other jurisdiction     (Commission File         I.R.S. Employer
      of incorporation)               Number)            (Identification No.)

                   4115 BANDY BLVD., UNIT A-7
                   FT. PIERCE, FLORIDA 34981
        (Address of Principal Executive Offices, Zip Code)

       Registrant's telephone number, including area code: (727) 735-7832

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 Significant Material Events

In order to effect transparency of the company's financials, the company's sole officer has issued a Corporate resolution on November 5, 2008:

1. That corporate resolution reverses the action of September 16, 2008 where the companies assets and liabilities were placed in its wholly owned subsidiary Solar-Technologies Inc., a Florida corporation.

2. That resolution further directed the dissolving of Solar-Technologies Inc.

3. In addition that resolution authorized the sale of the companies patents and its trademark in an arms length transaction to a non-affiliate. The Company did make every effort to get bids on this intellectual property. The resolution further states that any funds are to go for company expenses with the balance to go to Lawrence Curtin in payment of the note due to him.

4. The resolution further authorizes the equipment that was sold to the company by Lawrence Curtin to be offered for sale. The company has received no bids for this equipment. It is being valued by the manufacturers and is being returned to Lawrence Curtin in exchange for a value determined by the manufacturers. This amount will be deducted from the note due to Lawrence Curtin.

5. The company's chief financial officer unilaterally closed the company checking account on October 30, 2008 prior to his resignation.

6. The company did issue a news announcement on October 15, 2008 stating that it was going to change its name to Win Contests and Sweepstakes Inc. The company will not be changing its name to Win Contests and Sweepstakes Inc.


                                    SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                     Photovoltaic Solar Cells Inc

                                     By: /s/ Lawrence F Curtin
                                         ---------------------
                                     Lawrence F Curtin
November 5, 2008                     President